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                                                                    Exhibit 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Amendment No. 1 to this Registration Statement on Form S-3 (No. 333-85312) of US Unwired Inc. of our report dated March 8, 2002 relating to the financial statements of IWO Holdings, Inc. and its subsidiaries, which appears in the Current Report on Form 8-K of US Unwired Inc. dated April 1, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                        /s/ PricewaterhouseCoopers LLP

Albany, New York
April 17, 2002